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12% Subordinated Promissory Note
Due _____________


$_____                                                   As of ________________

     AmerTranz Worldwide, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to _____________________ ("_____"), with address at _________________________________ on ____________, the principal sum of _______________________ ($_______ ) Dollars together with interest which shall accrue on the unpaid portion of said principal sum from the date hereof at the rate of 12% per annum.

     1. Purchase Agreement. This Note is subject to the terms and conditions of the Purchase Agreement of even date between the Company and ______ (the Purchase Agreement").

     2. Subordination of Indebtedness. This Note is a junior obligation of the Company and is fully subordinated to all senior indebtedness of the Company now existing or hereafter incurred. No payment or distribution of any kind or character on account of principal or interest on this Note shall be permitted during the continuance of any default in the payment of principal, premium, if any, or interest on any such senior indebtedness.

     3. Default. If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and the holder of this Note shall have given fifteen (15) days prior written notice to the Company by overnight courier, registered mail, postage prepaid, return receipt requested, and the Company shall not have cured shall default within such period:

     (a) default in the due and punctual payment of the principal of, or interest on, this Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

     (b) breach by the Company of any covenant contained in this Note and/or default by the Company in any provision of the Purchase Agreement; or

     (c) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or

     (d) an order, judgment or decree is entered adjudicating the Company or any subsidiary bankrupt or insolvent; or

     (e) the Company petitions or applies to any tribunal for the appointment of a trustee or receiver of the Company, or of any substantial part of the assets of the Company, or

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commences any proceedings (other than proceedings for the voluntary  liquidation and dissolution of a subsidiary) relating to the Company or a subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether nor or hereafter in effect; or

     (f) any such petition or application is filed, or any such proceedings are commenced, against the Company, and the Company by any act indicates its approval thereof, consent or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

     (g) any order, judgment or decree is entered in any proceeding against the Company or any subsidiary decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than sixty
(60) days; or

     (h) any order, judgment or decree is entered in any proceeding against the Company or any subsidiary decreeing a split-up of the Company which requires the divestiture of a substantial part of the consolidated assets of the Company and its subsidiaries, or the divestiture of the stock of a subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; then and in each and every such case, so long as such Event of Default shall not have been remedied, the holder of this Note, by notice in writing to the Company, may declare the principal of this Note then outstanding and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

     4. Enforcement. If the holder of this Note institutes action to enforce or collect this Note for the non-payment at maturity, including accelerated maturity, the actual expenditures for such action, including reasonable attorneys fees, shall be paid by the Company upon the final determination of such action.

     5. Presentment, Demand, Etc. Presentment, demand, notice of dishonor, notice of protest and protest of this Note are hereby waived by the Company and all sureties, guarantors and endorsers hereof and their successors and assigns. No delay or failure on the part of any holder hereof in exercising any right, remedy or option shall operate as a waiver of any right, remedy or option hereunder; and no waiver, modification, alteration or change of any of the provisions hereof shall be effective unless in writing signed by the holder of this Note at such time and then only to the extent therein set forth.

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     6. Miscellaneous.

     (a) To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption law now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on this Note or on any claim for principal or interest on this Note.

     (b) This Note is issued upon the express condition, to which each successive holder expressly assents and by receiving the same agrees, that no recourse under or upon any obligation, covenant or agreement of this Note, or for the payment of the principal or interest on this Note, or for any claim based on this Note, shall be had against any incorporator or any past, present or future stockholder, officer, or director, as such, of the Company or of any successor corporation, whether by virtue of statute, rule of law or otherwise, all such individual liability being hereby expressly waived and released as a condition of and as a part of the consideration for the execution and issue of this Note; provided, however, that nothing herein shall prevent enforcement of the liability, if any, of any stockholder or subscriber to capital stock on or in respect of capital stock not fully paid.

     (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Company will make and deliver a new Note of like tenor in lieu of this Note so lost, stolen, destroyed or mutilated. Any new Note made and delivered in accordance with the provisions of this Subsection 6 (c) shall be dated as of the date from which unpaid interest has then accrued on the Note so lost, stolen, destroyed or mutilated.

     (d) No course of dealing between the Company and the holder of this Note or any delay on the part of the holder of this Note in exercising any rights hereunder shall operate as a waiver of any rights of the holder of this Note.

     (e) This Note may be prepaid in whole or in pat at any time without penalty or premium.

     7. Binding Effect. The Company agrees that the provisions of this Note shall bind and shall inure to the benefit of the parties hereto and their successors and assigns.

     8. Amendment and Waiver. Except as otherwise provided herein, this Note may be amended, and the performance and observance of any term of this Note may be amended, and the performance and observance of any term of this Note may be waived, with (and only with) the written consent of the Company and the holder of this Note.

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     9.  Interest  Rate.  If any interest  rate  specified  herein is held to be impermissible, then the rate charged on the indebtedness represented hereby shall be reduced to the highest rate then permitted by law.

     10. Notices. All notices and other communications provided for hereunder shall be deemed to have been sufficiently given or served for all purposes if delivered personally, the next day if deposited with an overnight courier service, or five (5) business days after mailing by registered mail, postage prepaid, return receipt requested, addressed, if to the Company, at the Company's address set forth above or if addressed to the holder, at the address set forth above, or to such other address as the holder hereof may designate to the Company in writing.

     11. New York Law. This Note shall be construed in accordance with and governed by the laws of the state of New York without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

     12. Headings. The headings of the section of this Note are inserted to convenience only and do not affect the meaning of such section.

     IN WITNESS WHEREOF, AMERTRANZ WORLDWIDE, INC. has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated the date and year first above written.

                                            AMERTRANZ WORLDWIDE, INC.



                                            By_____________________________
                                              Martin Hoffenberg
                                                  Chairman

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AmerTranz Worldwide, Inc.
2001 Marcus Avenue
Lake Success, New York 11042

                                                             January ____, 1996

[12% NOTEHOLDER]

Dear ______________:

     You are the holder of a Subordinated Promissory Note of AmerTranz Worldwide, Inc. ("AmerTranz") in the principal amount of $_____________, due ________________, 1996, bearing interest at 12% per annum (the "Note").

     AmerTranz intends on or about February 1, 1996 to close a transaction (the "Transaction") wherein AmerTranz will acquire the air freight operating business of Caribbean Freight Systems, Inc. and TIA, Inc. (collectively, "Freight Group").

     In order to induce AmerTranz and Freight Group to enter into the Transaction, you hereby assign all of your right, title, and interest in the Note to AmerTranz Worldwide Holding Corp. ("Holding") in exchange for the Subordinated Promissory Note of Holding in the principal amount of $___________, due ______________, 1996, bearing interest at 12% per annum (the "Holding Note"). Interest upon the principal amount of the Holding Note shall be computed from ______________, 1995 (the date of the Note). The terms of the Holding Note will otherwise be identical to the terms of the Note. Upon the closing of the Transaction, Holding will become the parent company of AmerTranz, and AmerTranz shall become a wholly owned subsidiary of Holding.

     You hereby warrant and represent that you have good and marketable title to the Note, free and clear of all liens, claims, and encumbrances. You confirm that you have no claim or cause of action against AmerTranz arising out of or in connection with, the Note, and that you hold no other notes of AmerTranz except the Note.

     The Holding Note acquired by you is being acquired in a private transaction not involving a public offering and has not been registered under the Securities Act of 1933, as amended (the "Act"), and will be issued to you by Holding in reliance upon an exemption from registration under Sections 4(2) and/or 4(6) of the Act.

     You hereby represent and warrant:

     (i) I am an accredited investor as that term is defined under the General Rules and Regulations under the Act.


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7601[6/11/96]

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     (ii) I have  received  such  information  requested  by me  concerning  the business, management and financial affairs of Holding in order to evaluate the merits and risks of making this investment.

     (iii) I have had the opportunity to ask questions of, and receive answers from, the officers of Holding concerning the terms and conditions of this investment and to obtain information relating to the organization, operation and business of the Holding and of Holding's contracts, agreements and obligations.

     I understand that all documents, records, and books pertaining to this investment have been made available for inspection to me, my attorneys and/or accountants.

     I have had a reasonable opportunity to ask questions of and receive answers from a person acting on behalf of Holding concerning the exchange of the Note for the Holding Note and all such questions have been answered to my full satisfaction.

     I hereby acknowledge and agree, subject to any applicable state securities law, that the exchange hereunder is irrevocable, that it is not entitled to cancel, terminate or revoke this Agreement or any agreements hereunder and that this Agreement and such other agreements shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and assigns.

     Please indicate your acknowledgment and agreement with the terms of this letter agreement by signing your name below where indicated.


                                               Very truly yours,

                                               AMERTRANZ WORLDWIDE, INC.


                                                By:____________________________

                                                    AMERTRANZ WORLDWIDE HOLDING
                                                               CORP.


                                                By:____________________________


ACKNOWLEDGED AND AGREED TO:
[NOTEHOLDER]

By:_________________________________

                                      -2-
7601[6/11/96]

AMERTRANZ WORLDWIDE, INC.
2001 Marcus Avenue
Lake Success, New York 11042


TO ALL HOLDERS OF 12% SUBORDINATED PROMISSORY NOTES OF AMERTRANZ
                  WORLDWIDE, INC.

Dear________________________:

         You are the holder of a 12% Subordinated Promissory Note (the "Note") of AmerTranz Worldwide, Inc. ("AmerTranz") in the principal amount of ________________, due _________________, 1996. In order to close the transaction wherein AmerTranz is acquiring the air freight forwarding operating assets of Caribbean Freight Systems, Inc. and TIA, Inc. (the "Transaction") and the borrowing of up to $2,800,000 from such lenders for whom GKN Securities Corp. ("GKN") will act as agent (the "Bridge Financing") it is necessary to change the maturity date of your Note to conform with the maturity date of the notes to be issued to the lenders participating in the Bridge Financing. The maturity date of the notes issued in connection with the Bridge Financing is as follows:

(i) the second anniversary of the date hereof, (ii) the date of successful consummation by the Company of an initial public offering of its securities, or
(iii) the date of consummation by the Company of a sale by the Company of all or substantially all of its assets or the sale of all or substantially all of its outstanding shares of Common Stock, or merger or consolidation of the Company.

         Please indicate your acknowledgment and agreement to the change in the maturity date of the Note by signing your name below where indicated.

                                               Very truly yours,

                                               AMERTRANZ WORLDWIDE, INC.


                                               BY:_____________________________

ACKNOWLEDGED AND AGREED TO:


- -------------------------------------

                                      -1-
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